      As filed with the Securities and Exchange Commission on July 1, 1998

                      Registration Statement No. 333-30127

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------


                                 CBS Corporation
             (Exact name of Registrant as specified in its charter)

             Pennsylvania                                25-0877540
             (State or other jurisdiction                (I.R.S. Employer
             of incorporation or organization)           Identification No.)


                               51 West 52nd Street
                            New York, New York 10019
   (Address of Registrant's principal executive offices, including zip code)

                          Westinghouse Savings Program
                        Westinghouse Employee Stock Plan
                          CBS Employee Investment Fund
         Infinity Broadcasting Corporation Union Employees' 401(k) Plan
            Infinity Broadcasting Corporation Employees' 401(k) Plan
                            (Full title of the plan)

                               ANGELINE C. STRAKA
              Vice President, Secretary and Deputy General Counsel
                               51 West 52nd Street
                            New York, New York 10019
                     (Name and address of agent for service)
                                 (212) 975-3335
          (Telephone number, including area code, of agent for service)


                                 ---------------


                         CALCULATION OF REGISTRATION FEE

 Title of                     Proposed          Proposed
securities     Amount          maximum           maximum            Amount of
   to be       to be        offering price      aggregate         registration
registered   registered(1)    per share       offering price           fee


Common
Stock,
par value
$1.00 per
share. . . . .   N/A              N/A                 N/A               N/A

Preferred
Stock
Purchase
Rights(2). . .   N/A              N/A                 N/A               N/A


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The Preferred Stock Purchase Rights of CBS Corporation are attached to and trade with the shares of CBS Common Stock being registered hereby.

                             INTRODUCTORY STATEMENT

         The purpose of the present filing is to amend the title of the plans under which registered securities are to be issued. In addition to the Westinghouse Savings Program, the Westinghouse Employee Stock Plan and the CBS Employee Investment Fund, the title of the plans will include the Infinity Broadcasting Corporation Union Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by CBS Corporation (the "Company" or "CBS") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) The Company's Current Reports on Form 8-K filed on January 7, 1998, February 4, 1998, February 5, 1998, April 30, 1998, June 5, 1998 and June 29, 1998.

         (d) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

         Annual Reports on Form 11-K subsequently filed by the Plans pursuant to
Section 13(a) or 15(d) of the Exchange Act and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         The validity of the CBS Common Stock being offered hereby has been passed upon by Angeline C. Straka, Vice President, Secretary and Deputy General Counsel of CBS. Ms. Straka is an employee of CBS and a participant in certain of the Plans.

         Vernon J. Carpenter, Associate General Tax Counsel of CBS, has provided an opinion regarding the Plans' compliance with ERISA. Mr. Carpenter is an employee of CBS and a participant in certain of the Plans.

Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------

         4.1 Restated Articles of Incorporation of the Company as amended to December 11, 1997 (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31,
                           1997).

         4.2               By-laws of the Company, as amended to May 6, 1998.

         4.3               Rights Agreement (incorporated by reference to
                           Exhibit 1 to Form 8-A filed on January 9, 1996).

         5.1* Opinion of Angeline C. Straka, Vice President, Secretary and Deputy General Counsel, as to the legality of the securities being registered.

         5.2* Opinion of Vernon J. Carpenter, Esquire, Associate General Tax Counsel of the Company, as to the qualification of the Westinghouse Savings Program and the CBS Employee Investment Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

         5.3 Opinion of Vernon J. Carpenter, Esquire, Associate General Tax Counsel of the Company, as to the qualification of the Infinity Broadcasting Corporation Union Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

         23.1*             Consent of Counsel -- contained in opinion filed as
                           Exhibit 5.1.

         23.2*             Consent of Counsel - contained in opinion filed as
                           Exhibit 5.2.

         23.3              Consent of Counsel - contained in opinion filed as
                           Exhibit 5.3.

         23.4              Consent of KPMG Peat Marwick LLP.

         23.5              Consent of Price Waterhouse LLP.

         24*               Powers of Attorney.

         24.1              Powers of Attorney.

* Previously filed

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 1st day of July, 1998.

                 CBS Corporation


                 By:                 /s/ Louis J. Briskman
                          ----------------------------------------------------
                                           Louis J. Briskman
                          Executive Vice President and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 1st day of July, 1998, in the capacities indicated:

Signature                           Title


                 *
---------------------------------   Director
(Robert E. Cawthorn)

                 *
---------------------------------   Director
(George H. Conrades)


                 *
---------------------------------   Director
(Martin C. Dickinson)


                 *
---------------------------------   Director
(William H. Gray III)


                 *                  Chairman and Chief Executive Officer
---------------------------------   (principal executive officer)
(Michael H. Jordan)                 and Director


                 *
---------------------------------   President and Chief Operating Officer and
(Mel Karmazin)                      Director


                 *
---------------------------------   Director
(Jan Leschly)


                 *
---------------------------------   Director
(David T. McLaughlin)


                 *
---------------------------------   Director
(Richard R. Pivirotto)


                 *
---------------------------------   Director
(Raymond W. Smith)


                 *
---------------------------------   Director
(Paula Stern)


                 *
---------------------------------   Director
(Robert D. Walter)


                 *                  Executive Vice President and Chief
---------------------------------   Financial Officer
(Fredric G. Reynolds)               (principal financial officer)

                 *                  Vice President and Chief
---------------------------------   Accounting Officer
(Carol V. Savage)                   (principal accounting officer)



                                              *By      /s/ LOUIS J. BRISKMAN
                                                       -----------------------
                                                       Louis J. Briskman
                                                        Attorney-In-Fact